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                          DELAWARE GROUP TAX-FREE FUND
                               ADOPTION AGREEMENT
                      (Relating to Distribution Agreements)
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         This Adoption Agreement (the "Agreement") made as of November 1, 1999 by and between Delaware Group Tax-Free Fund, a Delaware Business Trust (the "Trust"), on behalf of each of its series (each, a "Series"), and Delaware Distributors, L.P. ("DDLP"), a Delaware limited partnership.

                                    RECITALS:

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Trust is the successor to Delaware Group Tax-Free Fund, Inc. (the "Predecessor Corporation") and, on behalf of each Series, intends to adopt the Distribution Agreement applicable to the corresponding series (the "Predecessor Series") of the Predecessor Corporation.

         WHEREAS, the Distribution Agreements in effect between the Predecessor Corporation, on behalf of the Predecessor Series, and DDLP are set forth in Schedule A to this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Each Distribution Agreement previously in effect between the Predecessor Corporation, on behalf of a Predecessor Series, and DDLP is hereby adopted in its entirety by the Trust on behalf of the corresponding Series, except that all references to the Predecessor Corporation shall be replaced with references to the Trust and all references to the Predecessor Series shall be replaced with references to the corresponding Series.


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2.       Each Distribution Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                   DELAWARE GROUP TAX-FREE FUND


                                   By:      /s/ David K. Downes
                                      -----------------------------------------
                                   Name: David K. Downes
                                   Title: President


                                   DELAWARE DISTRIBUTORS, L.P.

                                   By: Delaware Distributors, Inc., its
                                       General Partner


                                   By:      /s/ J. Chris Meyer
                                      -----------------------------------------
                                   Name: J. Chris Meyer
                                   Title: Senior Vice President


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                          DELAWARE GROUP TAX-FREE FUND
                               ADOPTION AGREEMENT
                      (Relating to Distribution Agreements)
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                                   SCHEDULE A


A. Distribution Agreement dated as of 4/3/95 (as amended 11/29/95) between Delaware Group Tax-Free Fund, Inc. ("Tax-Free"), on behalf of Tax-Free USA Fund, and Delaware Distributors, L.P. ("DDLP")

B. Distribution Agreement dated as of 4/3/95 (as amended 11/29/95) between Tax-Free, on behalf of Tax-Free Insured Fund, and DDLP

C. Distribution Agreement dated as of 4/3/95 (as amended 11/29/95) between Tax-Free, on behalf of Tax-Free USA Intermediate Fund, and DDLP